Calibert Explorations Enters into an Interim Agreement with Megalink Global Inc.

MONTREAL QUEBEC- BUSINESS WIRE- Calibert Explorations, Ltd. CXLT-OTC BULLETIN BOARD (the “Company”) is pleased to announce that the Company has entered into an Interim Agreement with Megalink Global, Inc. of Belleair Bluffs Florida. Megalink Global, Inc. is engaged in a web based business of developing and marketing a free savings site for retail consumers. A definitive agreement will be entered into as soon as possible but no later than November 30, 2009 and will be subject to certain terms and conditions. The Definitive Agreement will provide for the purchase of Megalink’s assets with Calibert remaining as the operating entity.  More details of the transaction will be in the attachment to the Company’s filing on Form 8-K to be filed with the Securities and Exchange Commission

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Calibert Explorations, Ltd. (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings.".

Contact Information:

Andre Benard, President

450-433-0508